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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121337) of Advance America, Cash Advance Centers, Inc. of our report dated March 15, 2006, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Spartanburg, South Carolina
March 15, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm